SALEM MEDIA GROUP, INC. ANNOUNCES SECOND QUARTER 2015

TOTAL REVENUE OF $67.3 MILLION

CAMARILLO, CA August 5, 2015 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and six months ended June 30, 2015.

Second Quarter 2015 Highlights

•

Free cash flow (1) increased 14.9%

•

Recurring operating expenses decreased 3.2%

•

Adjusted EBITDA (1) increased 3.0%

•

The company acquired WPGP-AM (formerly WDDZ-AM) in Pittsburgh, Pennsylvania, WDWD-AM in Atlanta, Georgia, and the Daily Bible Devotion and mobile applications

Certain reclassifications have been made to the prior year operating results, condensed financial statements and supplemental information contained in this press release to conform to the current year presentation.  These reclassifications include changes in the composition of the company’s operating segments based on changes in its business and a realignment of its operating segments following the acquisition of Eagle Publishing during 2014.  The change in composition of the company’s operating segments conforms to how its chief operating decision makers, defined as a collective group of senior executives, assess the performance of each operating segment and determines appropriate allocations of resources to each segment.

Second Quarter 2015 Results

For the quarter ended June 30, 2015 compared to the quarter ended June 30, 2014:

Consolidated

•

Total revenue decreased 2.0% to $67.3 million from $68.6 million;

•

Total operating expenses decreased 5.1% to $58.0 million from $61.1 million;

•

Recurring operating expenses, or expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, depreciation expense, amortization expense and change in the estimated fair value of contingent earn-out consideration decreased 3.2% to $53.8 million from $55.5 million;

•

Operating income increased 23.5% to $9.3 million from $7.5 million;

•

Net income increased to $3.5 million, or $0.14 net income per diluted share, from $1.3 million, or $0.05 net income per diluted share, in the prior year;

•

EBITDA (1) increased 11.7% to $13.6 million from $12.2 million;

•

Adjusted EBITDA (1) increased 3.0% to $13.5 million from $13.1 million; and

•

Free cash flow (1) increased 14.9% to $7.5 million from $6.5 million.

Broadcast

•

Net broadcast revenue was flat at $49.1 million;

•

Station Operating Income (“SOI”) (1) increased 4.2% to $13.9 million from $13.3 million;

•

Same station net broadcast revenue decreased 1.2% to $48.4 million from $49.0 million;

•

Same station SOI increased 3.9% to $13.8 million from $13.3 million; and

•

Same station SOI margin increased to 28.6% from 27.2%.

Digital media

•

Digital media revenue decreased 6.7% to $11.5 million from $12.3 million; and

•

Digital media operating income (1) decreased 10.4% to $2.7 million from $3.0 million.

Publishing

•

Publishing revenue decreased 6.3% to $6.7 million from $7.2 million; and

•

Publishing operating income (1) decreased 30.3% to $0.3 million from $0.4 million.

Included in the results for the quarter ended June 30, 2015 are:

•

A $0.3 million change ($0.2 million, net of tax, or $0.01 per share) in the estimated fair value of the contingent earn-out consideration associated with Twitchy.com and Eagle entities; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options consisting primarily of:

o

$0.1 million non-cash compensation included in corporate expenses.

Included in the results for the quarter ended June 30, 2014 are:

•

A $0.2 million change ($0.1 million, net of tax, or $0.01 per share) in the estimated fair value of the contingent earn-out consideration associated with Twitchy.com and Eagle entities;

•

A $0.3 million loss ($0.2 million, net of tax, or $0.01 per share) on disposal of assets associated with the write-off of a receivable from a prior station sale and the relocation of the office and studio in San Francisco; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Per share numbers are calculated based on 25,829,493 diluted weighted average shares for the quarter ended June 30, 2015, and 25,950,600 diluted weighted average shares for the quarter ended June 30, 2014.

Year to Date 2015 Results

For the six months ended June 30, 2015 compared to the six months ended June 30, 2014:

Consolidated

•

Total revenue decreased 1.4% to $129.1 million from $131.0 million;

•

Total operating expenses decreased 3.4% to $114.2 million from $118.2 million;

•

Recurring operating expenses, or expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, depreciation expense, amortization expense and change in the estimated fair value of contingent earn-out consideration decreased 2.2% to $104.9 million from $107.2 million;

•

Operating income increased 16.7% to $15.0 million from $12.8 million;

•

Net income increased to $3.8 million, or $0.15 net income per diluted share, from $1.7 million, or $0.07 net income per diluted share, in the prior year;

•

EBITDA (1) increased 6.6% to $23.8 million from $22.3 million;

•

Adjusted EBITDA (1) increased 1.8% to $24.3 million from $23.9 million; and

•

Free cash flow (1) increased 15.9% to $12.7 million from $11.0 million.

Broadcast

•

Net broadcast revenue decreased 0.3% to $95.6 million from $95.9 million;

•

SOI (1) decreased 0.9% to $26.5 million from $26.7 million;

•

Same station net broadcast revenue decreased 1.4% to $94.3 million from $95.7 million;

•

Same station SOI decreased 1.3% to $26.5 million from $26.8 million; and

•

Same station SOI margin increased to 28.1% from 28.0%.

Digital media

•

Digital media revenue decreased 5.7% to $22.3 million from $23.6 million; and

•

Digital media operating income (1) decreased 17.9% to $4.5 million from $5.5 million.

Publishing

•

Publishing revenue decreased 1.7% to $11.3 million from $11.5 million; and

•

Publishing operating income (1) increased to $0.3 million from a loss of $0.4 million.

Included in the results for the six months ended June 30, 2015 are:

•

A $0.2 million change ($0.1 million, net of tax) in the estimated fair value of the contingent earn-out consideration associated with Twitchy.com and Eagle entities; and

•

A $0.2 million loss ($0.01 million, net of tax) on disposal of assets primarily associated with the relocation the office and studio in our Seattle market; and

•

A $0.5 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.3 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Digital media operating expenses.

Included in the results for the six months ended June 30, 2014 are:

•

A $0.4 million change ($0.2 million, net of tax, or $0.01 per share) in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle entities acquisitions;

•

A $0.2 million loss ($0.1 million, net of tax, or $0.01 per share) on disposal of assets associated with the write-off of a receivable from a prior station sale and the relocation of the office and studio in San Francisco offset by insurance proceeds associated with a damage claim; and

•

A $0.9 million non-cash compensation charge ($0.6 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.6 million non-cash compensation included in corporate expenses;

o

$0.2 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Digital media operating expenses.

Per share numbers are calculated based on 25,875,306 diluted weighted average shares for the six months ended June 30, 2015, and 25,916,205 diluted weighted average shares for the six months ended June 30, 2014.

Balance Sheet

As of June 30, 2015, the company had $274.0 million outstanding on the Term Loan B and $4.5 million outstanding under the revolver.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.39 versus a compliance covenant of 6.25.

Cash Distribution

On June 2, 2015, the company announced a quarterly distribution in the amount of $0.0650 per share on Class A and Class B common stock.  The quarterly distribution of $1.7 million was paid on June 30, 2015 to all common stockholders of record as of June 16, 2015.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2015:

•

On June 4, 2015, the company acquired the Gene Smart Wellness e-commerce website for $0.1 million in cash;

•

On May 12, 2015, the company completed the acquisition of radio station WPGP-AM (formerly WDDZ-AM) in Pittsburgh, Pennsylvania, for $1.0 million in cash;

•

On May 7, 2015, the company completed the acquisition of radio station WDWD-AM in Atlanta, Georgia, for $2.8 million in cash;

•

On May 6, 2015, the company acquired domain names, mobile applications and code functionality for the Daily Bible Devotion for $1.1 million in cash; and

•

On April 7, 2015, the company acquired land and real estate in Greenville, South Carolina, for $0.2 million in cash.

The following transactions are currently pending:

•

On June 2, 2015, the company entered into an Asset Purchase Agreement (“APA”) to acquire Daily Bible mobile applications, including content, code and functionality for $1.5 million in cash;

•

On May 22, 2015, the company entered into an APA to acquire radio station WMKI-AM in Boston, Massachusetts, for $0.5 million in cash;

•

On May 22, 2015, the company entered into an APA to acquire radio station KMKI-AM in Dallas, Texas, for $3.0 million in cash; and

•

On April 1, 2015 the company entered into an APA to acquire radio station KKSP-FM and in Little Rock, Arkansas, for $1.5 million in cash.  The company began programming KKSP-FM, Little Rock Arkansas and KHTE-FM, Little Rock, Arkansas under time brokerage agreements as of April 1, 2015;

Conference Call Information

Salem will host a teleconference to discuss its results on August 5, 2015 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 241-1527, and then ask to be joined into the Salem Media Group call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com.  A replay of the teleconference will be available through August 12, 2015 and can be heard by dialing (877) 344-7529, passcode 10067506 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Third Quarter 2015 Outlook

For the third quarter of 2015, the company is projecting total revenue to decrease 3% to 5% over third quarter 2014 total revenue of $69.6 million.  The third quarter of 2014 was benefited by both political revenue and the sales of two bestselling books.  The company is also projecting operating expenses before gains or losses on the disposal of assets, impairment losses, depreciation, amortization and stock-based compensation expense to decline between 1% and 4% compared to the third quarter of 2014 operating expenses of $55.2 million.

About Salem Media Group, Inc.

Salem Media Group is America’s leading Christian and conservative multi-media corporation, with media properties comprising radio, digital media and book, magazine and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming.  Salem owns and operates 112 local radio stations, with 67 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Eric Metaxas.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include Red State.com, Townhall.com®, HotAir.com, Twitchy.com, BearingArms.com and Human Events.com.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming®, YouthWorker Journal™, The Singing News, and Preaching.

Salem Media Group also owns Eagle Financial Publications and Eagle Wellness. Eagle Financial Publications provide market analysis and specific investment advice for individual investors from financial commentators Mark Skousen, Nicholas Vardy, Chris Versace, Doug Fabian and Bryan Perry, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit’s other financial websites include EagleDailyInvestor.com and ETFU.com.  Eagle Wellness provides practical health advice and is a trusted source for nutritional supplements from one of the country's leading complementary health physicians.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenue minus broadcast operating expenses. Digital media operating income is defined as Digital media revenue minus Digital media operating expenses.  Publishing operating income is defined as publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets, change in estimated fair value of contingent earn-out consideration and non-cash compensation expense.  Free cash flow is defined as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, less cash paid for interest.  Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are generally recognized by the broadcast and media industry as important measures of performance.  These measures are used by investors and analysts who report on the industry to provide meaningful comparisons between entities. They are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. Salem’s definitions of station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are not necessarily comparable to similarly titled measures reported by other companies.

Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
	(Unaudited)
Net broadcast revenue	$49,129	$49,060	$95,898	$95,599
Net digital media revenue	12,319	11,499	23,631	22,290
Net publishing revenue	7,189	6,734	11,452	11,260
Total revenue	68,637	67,293	130,981	129,149
Operating expenses:
Broadcast operating expenses	35,815	35,187	69,161	69,104
Digital media operating expenses	9,270	8,767	18,120	17,767
Publishing operating expenses	6,809	6,469	11,815	10,966
Unallocated corporate expenses	3,976	3,518	9,040	7,509
Change in the estimated fair value of contingent earn-out consideration	242	(307)	369	(189)
Depreciation and amortization	4,696	4,375	9,433	8,876
Loss on the sale or disposal of assets	338	30	221	159
Total operating expenses	61,146	58,039	118,159	114,192
Net operating income	7,491	9,254	12,822	14,957
Other income (expense):
Interest income	26	2	41	3
Interest expense	(4,068)	(3,874)	(7,847)	(7,678)
Change in the fair value of interest rate swap	(1,373)	444	(2,469)	(976)
Loss on early retirement of long-term debt	—	—	(8)	(41)
Net miscellaneous income and expenses	14	—	80	7
Income from operations before income taxes	2,090	5,826	2,619	6,272
Provision for income taxes	827	2,303	925	2,454
Net income	$1,263	$3,523	$1,694	$3,818

Basic income per share	$0.05	$0.14	$0.07	$0.15
Diluted income per share	$0.05	$0.14	$0.07	$0.15

Distributions per share	$0.06	$0.07	$0.12	$0.13

Basic weighted average share outstanding	25,172,696	25,429,127	25,118,839	25,387,813
Diluted weighted average shares outstanding	25,950,600	25,829,493	25,916,205	25,875,306

Other data:
Station operating income	$13,314	$13,873	$26,737	$26,495
Station operating margin	27.1%	28.3%	27.9%	27.7%

Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2014	June 30, 2015
		(Unaudited)

Assets
Cash	$33	$192
Trade accounts receivable, net	34,781	34,842
Deferred income taxes	8,153	8,153
Other current assets	11,398	10,904
Property and equipment, net	99,227	101,843
Intangibles assets, net	423,638	424,359
Fair value of interest rate swap	475	—
Deferred financing costs	3,166	2,826
Other assets	2,288	2,872
Total assets	$583,159	$585,991

Liabilities and Stockholders' Equity
Current liabilities	$39,750	$42,898
Long-term debt and capital lease obligations	275,607	272,912
Fair value of interest rate swap	—	501
Deferred income taxes	49,109	51,306
Other liabilities	14,699	12,966
Stockholders' equity	203,994	205,408
Total liabilities and stockholders' equity	$583,159	$585,991

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
	(Unaudited)
Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$48,960	$48,363	$95,680	$94,331
Net broadcast revenue – acquisitions	169	697	218	1,268
Total net broadcast revenue	$49,129	$49,060	$95,898	$95,599

Reconciliation of Same Station Net Broadcast Operating Expenses to Total Net Broadcast Operating Expenses
Net broadcast operating expenses – same station	$35,655	$34,544	$68,875	$67,868
Net broadcast operating expenses – acquisitions	160	643	286	1,236
Total net broadcast operating expenses	$35,815	$35,187	$69,161	$69,104

Reconciliation of Same Station Net Broadcast Operating Income to Total Net Broadcast Operating Income
Net broadcast operating income – same station	$13,305	$13,819	$26,805	$26,463
Net broadcast operating income – acquisitions	9	54	(68)	32
Total net broadcast operating income	$13,314	$13,873	$26,737	$26,495

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
	(Unaudited)
Reconciliation of SOI and Digital Media Operating Income and Publishing Operating Income (Loss) to Net Income
Station operating income:	$13,314	$13,873	$26,737	$26,495
Digital media operating income	3,049	2,732	5,511	4,523
Publishing operating income (loss)	380	265	(363)	294
Less:
Unallocated corporate expenses	(3,976)	(3,518)	(9,040)	(7,509)
Change in the estimated fair value of contingent earn-out consideration	(242)	307	(369)	189
Depreciation and amortization	(4,696)	(4,375)	(9,433)	(8,876)
Loss on the sale or disposal of assets	(338)	(30)	(221)	(159)
Net operating income	$7,491	$9,254	$12,822	$14,957
Plus:
Interest income	26	2	41	3
Less:
Interest expense	(4,068)	(3,874)	(7,847)	(7,678)
Change in the fair value of interest rate swap	(1,373)	444	(2,469)	(976)
Loss on early retirement of long-term debt	—	—	(8)	(41)
Net miscellaneous income and expenses	14	—	80	7
Provision for income taxes	(827)	(2,303)	(925)	(2,454)
Net income	$1,263	$3,523	$1,694	$3,818

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$13,110	$13,508	$23,857	$24,297
Less:
Stock-based compensation	(329)	(156)	(932)	(487)
Loss on early retirement of long-term debt	—	—	(8)	(41)
Change in the estimated fair value of contingent earn-out consideration	(242)	307	(369)	189
Loss on the sale or disposal of assets	(338)	(30)	(221)	(159)
EBITDA	12,201	13,629	22,327	23,799
Plus:
Interest income	26	2	41	3
Less:
Depreciation and amortization	(4,696)	(4,375)	(9,433)	(8,876)
Interest expense	(4,068)	(3,874)	(7,847)	(7,678)
Change in the fair value of interest rate swap	(1,373)	444	(2,469)	(976)
Provision for income taxes	(827)	(2,303)	(925)	(2,454)
Net income	$1,263	$3,523	$1,694	$3,818

Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA		$13,110	$13,508	$23,857	$24,297
Less:
Cash paid for interest		(3,332)	(3,559)	(6,682)	(7,071)
Cash paid for taxes		(230)	(312)	(238)	(316)
Cash paid for capital expenditures, net (1)		(3,045)	(2,167)	(5,980)	(4,207)
Free Cash Flow		$6,503	$7,470	$10,957	$12,703

(1)

Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements received under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at June 30, 2015		Applicable Interest Rate
Term Loan B (1)	$ 124,000		4.50%
Term Loan B (2)	$ 150,000		5.52%
Revolver	$ 4,468		4.57%
(1) Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2)

Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.0625% versus the Term Loan B debt floor of 1.00%.  The swap matures on March 28, 2019.